CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Asia Pacific Growth Fund:

We consent to the use of our report dated November 1, 2000, incorporated in this Registration Statement by reference, for the Putnam Asia Pacific Growth Fund and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

/s/KPMG LLP

Boston, Massachusetts
January 24, 2001